UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Conejo Spectrum Street Suite 200
Thousand Oaks, California	91320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2024, the Board of Directors (the “Board”) of Atara Biotherapeutics, Inc. (the “Company”) appointed Eric Hyllengren to serve as the Company’s Chief Operating Officer, in addition to his role as the Company’s Chief Financial Officer.

Mr. Hyllengren, age 49, has served as the Company’s Chief Financial Officer since April 2023. Mr. Hyllengren joined the Company in August 2018 as Vice President, Finance and assumed the role of Head of Investor Relations in April 2020. Prior to joining the Company, he spent 15 years at Amgen Inc. in several finance roles with increasing responsibilities, including corporate finance and investor relations. Mr. Hyllengren holds a B.B.A. in finance and Russian from the University of Notre Dame and an M.B.A. in finance from the Kellogg School of Management at Northwestern University.

In connection with Mr. Hyllengren’s promotion to Chief Operating Officer, his base salary was increased to $520,000 per year.

There are no arrangements or understandings between Mr. Hyllengren any other persons pursuant to which Mr. Hyllengren was promoted to Chief Operating Officer. There are no family relationships between Mr. Hyllengren and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Hyllengren and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date: October 15, 2024	By:	/s/ Amar Murugan
Amar Murugan
Chief Legal Officer